EXHIBIT 99.1


John D. Milton, Jr.           904/355-1781, Ext. 258
Executive Vice President, Treasurer & CFO



        FLORIDA   ROCK  INDUSTRIES,  INC.  ANNOUNCES
             RECORD FIRST  QUARTER RESULTS

JACKSONVILLE, FLORIDA: JANUARY 21, 2004 - FLORIDA ROCK INDUSTRIES, INC. (NYSE-FRK) today announced record net income of $32,128,000 or $.73 per diluted share for the first quarter of fiscal year 2004 versus $12,729,000 or $.29 per diluted share for fiscal 2003. Real estate gains from the sale of the balance of the Company's Naples, Florida closed quarry site contributed $8,273,000 of after tax gain ($.19 per diluted share) on gross sale proceeds of $20,250,000 during this 2004 first quarter.

Consolidated total sales for the quarter increased 37.2% to $225,392,000 from $164,246,000 in the same quarter last year. The cement operations acquired in August 2003 contributed sales of $25,384,000 during the quarter.

First quarter total operating profit was $49,517,000 inclusive of $12,932,000 of real estate gains from the sale of the Naples quarry site. Last years first quarter operating profit had no real estate gains and was $18,643,000. Excluding the real estate gains, the year-over-year increase in operating profit for first quarter was 96%.

Sales volumes increased in all three business segments over first quarter 2003 as more favorable weather prevailed in all major markets. The cement segment showed the most dramatic volume improvement as a result of the addition of the tonnages gained from the cement acquisition of August 2003. Cement volumes were also unusually high at our Newberry plant as certain of our trading partners transferred extra volumes to us during the quarter to accommodate short-term operating changes at their respective facilities.

The higher volumes in the aggregates and concrete segments enabled lower operating costs per ton and per yard respectively thereby enhancing margins in both segments.
Year-over-year comparisons for the quarter show a 28% increase in aggregates volumes, a 16% increase in ready-mix yards sold and a strong 34% increase in block sales units.

Selling, general and administrative expenses for the first quarter increased to $22,218,000 versus $17,377,000 last year but declined as a percentage of sales from 10.6% last year to 9.9% this year. The real dollar increase in S,G&A expense was primarily the result of increased profit sharing expense (which is linked to profitability before real estate gains) and additional new site permitting costs. Net interest expense was up to $339,000 from a positive $60,000 last year as the closing of the Naples quarry site eliminated a 6% per


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annum income stream on the remaining balance due for the
property and net debt was slightly increased as a result of the cement acquisition in August 2003.

Included in other income is the Company's interest in operating results of 50% owned joint ventures. The equity in these ventures was a gain of $655,000 for the first 2004 quarter versus a slight gain of $13,000 in first quarter
2003.

Commenting on the quarter results, President and CEO John Baker stated that "our 2004 first quarter clearly constituted a `sweet spot' as very favorable weather, recovering commercial construction, resilient residential construction and strong road-building in Florida combined to give us record results! Our Newberry cement plant came through its planned shutdown admirably and combined with our newly acquired cement facilities in Tampa and Port Manatee to produce an impressive contribution to our first quarter operating profit. Once again this record performance is a credit to the efforts and abilities of all our Florida Rock employees to whom we express our continuing appreciation."

OUTLOOK: While we can't anticipate the continuation of the very favorable weather we experienced in the first quarter, we remain very optimistic about our markets in the near term. Commercial construction demand does seem to be still slightly better than a year ago and residential construction continues to enjoy sustained strength.

The Company also will host a conference call at 10:00 a.m. E.ST. on Thursday, January 22, 2004. Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-682-4386 (security code FLORIDA
ROCK), or via the Internet through the Conference America, Inc. website at http://www.yourcall.com/real/players/frk012204.smil or via the Company's website at www.flarock.com. If using the Company's website, click on Investor Relations - Florida
Rock Industries, Inc. Conference Stream. There will be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Florida Rock Industries, Inc. is one of the nation's leading producers of construction aggregates, a major provider of ready-mixed concrete and concrete products in the Southeastern and Mid-Atlantic States and a significant supplier of cement in Florida and Georgia.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general business conditions, competitive factors, political, economic, regulatory and weather conditions, pricing, government spending levels on transportation projects, interest rate changes, energy and transportation costs and technological contingencies. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission

              FLORIDA ROCK INDUSTRIES, INC.
       Summary of Consolidated Sales and Earnings
     (Amounts in thousands except per share amounts)
                      (Unaudited)

           FOR THE QUARTER ENDED DECEMBER 31

                                    2003          2002
                                    ----          ----
Net Sales                      $ 220,308       160,741
Freight Revenues                   5,084         3,505
                                   -----         -----
     Total Sales                 225,392       164,246
Gross Profit                      58,803        36,020
Operating Profit                  49,517        18,643
Interest Income/Expense (net)       (339)           60
Other Income/Expense (net)         1,021           423
Income before taxes               50,199        19,126
Net Income                     $  32,128        12,729
Earnings per common share:
Basic                          $     .75           .30
Diluted                        $     .73           .29
Weighted average shares
   outstanding:
Basic                             43,087        42,880
Diluted                           43,955        43,555




                FLORIDA ROCK INDUSTRIES, INC.
                    Balance Sheet Data
                  (Amounts in thousands)
                       (Unaudited)

                             December 31, 2003   September 30, 2003

Cash and cash equivalents            $  38,627               38,135
Accounts receivable, net               100,261              106,954
Inventories                             33,589               37,079
Other current assets                     9,708                7,926
Property, plant and equipment,
  net                                  479,567              489,778
Other non-current assets               226,499              206,282
                                       -------              -------
  TOTAL ASSETS                       $ 888,251              886,154
                                     =========              =======

Current liabilities                  $  90,593               95,723
Long-term debt (excluding
    current maturities)                 94,017              118,964
Deferred income taxes                   72,331               65,907
Other non-current liabilities           31,354               31,138
Shareholders' equity                   599,956              574,422
                                       -------              -------
  TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY            $ 888,251              886,154
                                     =========              =======


               FLORIDA ROCK INDUSTRIES, INC.
                    Business Segments
                 (Amounts in thousands)
                      (Unaudited)

The Company has identified its business segments as Aggregates, Concrete Products, Cement and Calcium Products.
All of the Company's operations are located in the southeastern and mid-Atlantic states and each is managed separately along product lines. Operating results for the Company's business segments are as follows:

                                     THREE MONTHS ENDED
                                        DECEMBER 31

                                         2003     2002
                                         ----     ----
Net Sales, excluding freight
      Aggregates                    $  69,990   54,854
      Concrete products               135,026  111,014
      Cement and calcium               41,005   14,414
      Inter-segment sales             (25,713) (19,541)
                                      -------- --------
Total Net Sales, excluding
    freight                         $ 220,308  160,741
                                    =========  =======
Operating Profit
      Aggregates                    $  31,387   11,671
      Concrete products                12,620    5,005
      Cement and calcium                8,711    3,330
      Corporate overhead               (3,201)  (1,363)
                                       -------  -------
Total Operating profit              $  49,517   18,643
                                    =========   ======


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